Exhibit 99.3

Super League Announces Additional Close in Private Placement Offering Based on Strong Demand, Securing a Total of $20 Million in Gross Proceeds

~ With Offering Over-Subscribed, Company Completes Financing at the Maximum Offering Amount ~

Santa Monica, CA – October 28, 2025 – Super League (Nasdaq: SLE) (the “Company”), a leader in playable media trusted by global brands to reach and activate gaming audiences through playable ads and gamified content, today announces the final closing of its previously announced private placement financing. With an additional $2.1 million, the Company has secured $20 million in total gross proceeds. The offering was anchored by the previously announced $10 million investment from Evo Fund.

“Friday was an exceptional day for Super League, as ongoing investor demand enabled us to complete the full offering amount authorized by our shareholders,” said Matt Edelman, CEO and President of Super League. “Hitting this milestone reflects deepening confidence in our corporate turnaround and strategic direction. With a stronger balance sheet, we can now focus on recapturing momentum in our core business while capitalizing on high-growth opportunities in the digital asset economy that we believe can create meaningful, long-term value for shareholders.”

The private placement offering consisted of shares of common stock, pre-funded warrants and warrants to purchase common stock. The Company plans to use the net proceeds from the offering, together with its existing cash, for working capital and general corporate purposes, remaining debt repayment and strategic growth initiatives.

Aegis Capital Corp. acted as exclusive placement agent for the offering.

Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

Disclosure Law Group, a Professional Corporation acted as counsel to the Company.

The securities described above were sold in a private placement transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The company creates moments that matter by placing brands directly in the path of play through playable ads and gamified content across mobile, web, CTV, social, and the world’s largest immersive gaming platforms. Powered by proprietary technologies, an award-winning development studio, and a vast network of native creators, Super League enables brands to stand out culturally, inspire loyalty, and drive measurable impact in today’s attention-driven economy. For more information, visit superleague.com.

About Evo Fund

Evo Fund, part of the Evolution Financial Group, is a distinguished strategic investment entity known for its experience in the digital asset treasury sector. Leveraging innovative financing structures, the fund seeks to identify and invest in transformative opportunities. By partnering with innovative, forward-thinking companies, Evo Fund collaborates with those shaping the future of digital economies. Over the past decade, Evo Fund has established itself as a leading investor in third-party allotments within the Japanese market, achieving the top rank in both total transaction value and the number of completed PIPE transactions.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding the private placement, including expected proceeds, expected use of proceeds and expected closing, expectations regarding the Company’s debt levels upon closing of the private placement, Super League’s ability to regain compliance with the Listing Rules of the Nasdaq Capital Market, statements regarding expected operating results and financial performance (including the Company’s commitment to and ability to achieve Adjusted EBITDA-positive results in Q4), strategic transactions and partnerships, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to adequately utilize the funds received in the private placement; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; compliance with Nasdaq Capital Market continued listing standards; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us